                                                                      Exhibit 11

                       COMPUTATIONS OF PER SHARE EARNINGS


                                                                Three Months Ended March 31      Six Months Ended March 31
                                                                ---------------------------      -------------------------
                                                                   1996             1995            1996            1995
                                                                   ----             ----            ----            ----
PRIMARY

    Weighted average shares outstanding                          10,103,324       10,780,171      10,417,833      10,331,016
    Net effect of dilutive stock options - based
        on the treasury stock method using
        average market price                                             --               --              --         173,389
                                                               ------------     ------------    ------------    ------------
    Total                                                        10,103,324       10,780,171      10,417,833      10,504,405
                                                               ============     ============    ============    ============



    Net income (loss)                                          $   (971,657)    $   (848,811)   $   (113,462)   $    519,649
    Subtract $0.08 cumulative preferred stock dividends              (6,713)          (6,713)        (13,425)        (59,165)
                                                               ------------     ------------    ------------    ------------
    Total                                                      $   (978,370)    $   (855,524)   $   (126,887)   $    460,484
                                                               ============     ============    ============    ============

    Per share amount                                                 ($0.10)          ($0.08)         ($0.01)          $0.04
                                                                     ======           ======          ======           =====

FULLY DILUTED (NOTES 1 AND 2)

Weighted average shares outstanding                                                                               10,331,016
Net effect of dilutive stock options - based
     on the treasury stock method using the
     period-end market price, if higher than
     the average market price                                                                                        171,709
                                                                                                                ------------
Total                                                                                                             10,502,725
                                                                                                                ============

Net income                                                                                                           519,649
Subtract $0.08 cumulative preferred stock dividends                                                                  (59,165)
                                                                                                                ------------
Total                                                                                                                460,484
                                                                                                                ============

Per share amount                                                                                                       $0.04
                                                                                                                       =====


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Notes

(1) For the three month period ended March 31, 1996 and 1995, and for the six month period ended March 31, 1996, a net loss was incurred, therefore the effect of common stock equivalents is anti-dilutive under both the primary and fully diluted stock computations.

(2) For the six month period ended March 31, 1995, under the treasury stock method, the period-end market price is less than the average market price during the period, therefore the effect is anti-dilutive. However, the per share amount is the same under both the primary and fully-dilutive computations.